UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2007

Longview Fibre Company

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(Exact name of registrant as specified in its charter)

Washington	001-10061	91-0298760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Fibre Way, Longview, Washington 98632

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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (360) 425-1550

Not applicable.

_____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 2, 2007, Longview Fibre Company, a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brookfield Asset Management Inc., an Ontario corporation (“Brookfield”), and Horizon Acquisition Co., a Washington corporation and wholly-owned subsidiary of Brookfield (“Sub”). Under the Merger Agreement, Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and a subsidiary of Brookfield. Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock (other than shares owned by Brookfield, Sub or any other direct or indirect wholly-owned subsidiary of Brookfield, which will be cancelled without consideration, and other than shares held by shareholders who are entitled to and have properly exercised dissenters’ rights under Washington law) will be converted into the right to receive $24.75 in cash, without interest.

The Company has made customary representations and warranties and agreed to customary covenants in the Merger Agreement, including covenants relating to obtaining the requisite approval of the Company’s shareholders, the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and other matters.

The completion of the Merger is subject to approval of the Merger Agreement by the Company’s shareholders, expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. The transaction is not subject to any financing condition.

The Merger Agreement contains certain termination rights of Brookfield and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, including a termination by the Company to enter into an agreement for an alternative transaction pursuant to a Superior Proposal (as defined in the Merger Agreement) or a termination in connection with a change by the Company’s board of directors of its recommendation of the Merger Agreement, the Company would be required to pay Brookfield a termination fee of $57 million. If the Company terminates the Merger Agreement in connection with a change in the board’s recommendation thereof in response to an Intervening Event (as defined in the Merger Agreement), Brookfield could waive its right to receive the termination fee and instead, through Sub, make a cash tender offer for all of the Company’s common stock at a price no less than the proposed merger consideration under the Merger Agreement and subject to other conditions and requirements specified in the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Brookfield. In particular, the assertions embodied in the Company’s representations and warranties contained in the Merger Agreement are qualified by information in the disclosure schedule provided by the Company to Brookfield in connection with the signing of the Merger Agreement. This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Brookfield rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Brookfield.

Brookfield has advised the Company that it currently holds 3,039,536 shares of the Company’s common stock, representing approximately 4.6% of the outstanding shares of the Company’s common stock.

Amendment of Rights Agreement

The disclosure in Item 3.03 is incorporated in this Item 1.01 by reference. Wells Fargo Bank, N.A. is the transfer agent for the Company’s common stock.

Item 3.03	Material Modification to Rights of Security Holders.

On February 2, 2007, prior to the execution of the Merger Agreement, the board of directors of the Company approved the First Amendment (the “Amendment”) to the Rights Agreement, dated as of March 1, 1999, between the Company and Wells Fargo Bank, N.A. (“Wells Fargo”), as rights agent (the “Rights Agent”) (as so amended, the “Rights Agreement”).

The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby. The Amendment also provides that the Rights Agreement shall expire immediately prior to the Effective Time (as defined in the Merger Agreement), if the Rights Agreement has not otherwise terminated. If the Merger Agreement is terminated, the changes to the Rights Agreement pursuant to the Amendment will be of no further force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On February 5, 2007, the Company and Brookfield issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number	Description

2.1	Agreement and Plan of Merger, dated as of February 2, 2007, by and among Longview Fibre Company, Brookfield Asset Management Inc. and Horizon Acquisition Co.

4.1	First Amendment to Rights Agreement, dated as of February 2, 2007

99.1	Press release, dated February 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGVIEW FIBRE COMPANY
(Registrant)

Date: February 5, 2007	By: /s/ Steven J. Buhaly

Steven J. Buhaly

Chief Financial Officer,

Senior Vice President – Finance

EXHIBIT INDEX

Exhibit

Number	Description

2.1	Agreement and Plan of Merger, dated as of February 2, 2007, by and among Longview Fibre Company, Brookfield Asset Management Inc. and Horizon Acquisition Co.

4.1	First Amendment to Rights Agreement, dated as of February 2, 2007

99.1	Press release, dated February 5, 2007